UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

YUNHONG CTI LTD.
(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010
(Address of principal executive offices) (Zip Code)

(847) 382-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth below in the second paragraph of Item 5.02 are incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On January 11, 2022, the Board of Directors (the “Board”) of Yunhong CTI Ltd. (the “Company”), announced the appointment of Frank Cesario, 52, as Chief Executive Officer, effective January 1, 2022. Mr. Cesario has served on the Board from December 2019 until September 2020, and again from March 2021 through present, and is a member of the Audit Committee. He most recently served as Chief Financial Officer of Radiac Abrasives, Inc., a leading manufacturer of high-performance products for the automotive, bearing, aviation, cutting tools and primary metals industries. Previously, Mr. Cesario served as the Company’s President and Chief Executive Officer (from January 2020 to September 2020) and Chief Financial Officer (from November 2017 until June 2020). Mr. Cesario brings 20 years of CEO, CFO, director, and controller experience at manufacturing entities. Prior to his earlier tenure with the Company, Mr. Cesario served in such roles with Nanophase Technologies Corporation and ISCO International, Inc., publicly-traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately-held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, and is a registered CPA in the State of Illinois. There are no family relationships between Mr Cesario and any other director or executive officer of the Company. There are no related party transactions involving Mr. Cesario that are reportable under Item 404(a) of Regulation S-K.

Mr. Cesario entered into an employment agreement with the Company, effective January 1, 2022, which includes a base salary of $250,000 per year. Mr. Cesario received an inducement grant of stock in the amount of 250,000 shares, 25,000 of which vested immediately, with the remaining shares scheduled to vest based upon the achievement of certain goals and objectives as set forth in the agreement. Mr. Cesario is eligible to receive a performance-based bonus of $300,000. In the event that Mr. Cesario is terminated without cause, he is eligible to receive twelve (12) months of salary in accordance with the agreement. A copy of the agreement is attached hereto as Exhibit 10.1.

Departure of Chief Financial Officer and Appointment of Acting Chief Financial Officer

On January 4, 2022, the Board received notice of the resignation of Jennifer Connerty as Chief Financial Officer, effective January 7, 2022. The Board expressed its appreciation for her years of service to the Company. On January 7, 2022, the Board appointed Mr. Cesario as Acting Chief Financial Officer.

Departure of Directors

On January 4, 2022, the Board received notice that John Klimek, Wan Zhang and Yaping Zhang would resign from the Board, effective January 10, 2022. In each case, the director’s decision to resign was not the result of any disagreement with the Company, the Board, or management, with respect to any matter relating to the Company’s operations, policies or practices. The Board expressed its appreciation for their years of service to the Company. Prior to the effectiveness of the resignations of Messrs. Klimek, Zhang and Zhang, the Board unanimously approved the appointment of three new directors as set forth below.

Appointment of Directors

The Board has appointed three new directors to serve on the Board, effective January 10, 2022, to fill the vacancies created by the resignations of Messrs. Klimek, Zhang and Zhang, each to serve as a director until the next meeting of shareholders at which directors are to be elected:

Douglas Bosley, 54, is a founding partner of Witan Law Group and a member of the firm’s Corporate Transactional and Securities practice. Mr. Bosley represents businesses and entrepreneurs at all stages of growth from inception to exit. Mr. Bosley’s practice focuses on three general areas of financing transactions, mergers and acquisitions and general corporate matters. Mr. Bosley’s financing experience includes representing venture capital firms and venture-backed companies, mezzanine debt transactions, and a wide range of other types of financing and securities transactions, as well as general corporate matters including formation and start-ups; equity compensation; contracts such as licensing, joint ventures, representative agreements, and development and service level agreements; and corporate governance matters. Before founding Witan Law, Mr. Bosley was a partner at Bosley Till Neue & Talerico (BTNT), a law firm, where he headed the transactional and securities practices. Prior to BTNT, Mr. Bosley operated Bosley Business Law, which he founded after more than a decade of sophisticated corporate and securities transactional experience at some of the world’s largest and most reputable corporate law firms. Mr. Bosley also served as general counsel of a Sacramento-based venture capital and professional services firm. He is a frequent speaker on legal issues related to start-ups, mergers and acquisitions and venture capital transactions. Mr. Bosley is a graduate of the Duke University School of Law, graduating with high honors and earning Order of the Coif. He received his B.A. in Economics from California State University, Sacramento.

Gerald (J.D.) Roberts, Jr., 62, is Vice President of Strategy and Business Development at Centene Corporation, having served in that capacity since 2018.  In the previous 20 years, he held several senior roles at Aerojet Rocketdyne Holdings, Inc. and GenCorp/Aerojet. His career began in the aerospace and electronics industries in the United States and Australia, where he worked with companies including E-Systems, McDonnell Douglas, Northrop-Grumman, Gulfstream, Learjet and Hawker de Havilland. Mr. Roberts combined his credentials in engineering, finance and operations and his significant experience in strategic planning, organizational restructuring, and mergers, acquisitions, and divestitures to build value in international business opportunities.  Mr. Roberts holds a Six Sigma greenbelt certification and has completed post-graduate coursework in Mergers and Acquisitions, leadership, strategic alliances, negotiation, innovation, and financial analysis.  He received his MBA (Finance) from the University of California, Davis, and his B.S. in Mechanical Engineering from Virginia Tech..

Philip Wong, 43, is CEO of Shark AI Capital Corporation, an innovative business lending firm which he co-founded in 2020.  Previously, he served as Chief Investment Officer of American Credit, Inc., as a Commercial Loan Officer at Applepie Capital, Inc., as Vice President / Senior Relationship Manager at Bank of the West / BNP Paribas, and as First Vice President / Senior Relationship Manager at Preferred Bank, among other roles in banking in business credit.  Mr. Wong and has completed certifications in agile software development, software products management, healthcare analytics, and product management and marketing. He received his B.A. in Asian Studies from San Francisco State University.

Each of the new directors will serve on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board.

None of the new directors has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has any arrangement or understanding with any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K, or has any family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 8.01 Other Events

On January 11, 2022, the Company issued a press release announcing the officer and director appointments set forth above. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

The exhibit listed below is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement (Offer Letter), dated as of December 31, 2021
99.1	Press Release, dated January 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2022
CTI INDUSTRIES CORPORATION

By:	/s/ Frank Cesario
Frank Cesario,
Chief Executive Officer